Exhibit 99.1

Level 3 to Acquire Global Crossing

Combination Creates a Premier Global Communications Provider with Extensive Network Reach, Global Scale and a Comprehensive Service Portfolio to Deliver Enhanced Capabilities to Customers

Transaction Creates Significant Value through Synergies; Results in Substantial Improvement to Balance Sheet and Credit Profile

Expected to Be Accretive to Level 3 on a Free Cash Flow Per Share Basis in 2013

Combination Will Position Level 3 to Better Address Expansion Opportunities in Key Global Markets

BROOMFIELD, Colo. and FLORHAM PARK, N.J., April 11, 2011 — Level 3 Communications, Inc. (NASDAQ:  LVLT) and Global Crossing Limited (NASDAQ:  GLBC) today announced that they have entered into a definitive agreement under which Level 3 will acquire Global Crossing in a tax-free, stock-for-stock transaction. The combined company will operate a unique global services platform anchored by fiber optic networks on three continents, connected by extensive undersea facilities. The combined network will serve a worldwide customer set with owned network in more than 50 countries and connections to more than 70 countries. This transaction will create a company with pro forma combined 2010 revenues of $6.26 billion and pro forma combined 2010 Adjusted EBITDA of $1.27 billion before synergies and $1.57 billion after expected synergies.

Under the terms and subject to the conditions of the agreement, Global Crossing shareholders will receive 16 shares of Level 3 common stock for each share of Global Crossing common stock or preferred stock that is owned at closing. Based on Level 3’s closing stock price on April 8, 2011, the transaction is valued at $23.04 per Global Crossing common or preferred share, or approximately $3.0 billion, including the assumption of approximately $1.1 billion of net debt as of Dec. 31, 2010. Global Crossing has approximately 79 million basic and preferred shares outstanding and approximately 83 million shares outstanding on a fully diluted basis, giving effect to outstanding stock awards, but excluding performance-based stock grants.

The transaction will create a company with a unique capability to meet local, national and global customer requirements in a wide range of markets. By combining the strengths of each company, the new entity will offer enterprise, government, wholesale, content, and web-based customers a comprehensive portfolio of end-to-end data, video and voice solutions.

“This is a transformational combination that we believe will deliver significant value to the investors, customers and employees of both Level 3 and Global Crossing,” said Jim Crowe, chief executive officer of Level 3. “The complementary fit between the two companies’ networks, service portfolios and customers is compelling. By leveraging the respective strengths and extensive reach of both companies, we are creating a highly efficient and more extensive global platform that is well-positioned to meet the local and international needs of our customers.”

“This transaction will provide Global Crossing shareholders with an attractive premium and significant participation in the upside potential of a leading communications company with industry-leading scale and capabilities. The combined service capabilities, extensive network assets and talented employees of the two companies will create a stronger global communications competitor with compelling offerings in the marketplace,” said John Legere, chief executive officer of Global Crossing. “Each of our companies has a reputation for being nimble and flexible in meeting customers’ communications needs, and we expect that to continue — with the added benefit of offering customers significantly greater reach, products and services.”

“We’re looking forward to welcoming Singapore Technologies Telemedia, Global Crossing’s largest shareholder, as a significant investor,” said Crowe. “They are exceptionally sophisticated managers, with holdings in telecommunications and information companies in a number of countries. They know the technology and they know the industry. The breadth of their communications experience and their knowledge of international markets will be a great asset to us.”

“This strategic combination is an important milestone for both Global Crossing and Level 3, and a value-creating proposition for all stakeholders,” said Lee Theng Kiat, president and chief executive officer of Singapore Technologies Telemedia (ST Telemedia). “Going forward, we believe the combined strengths of the two companies will position it in a very favorable, competitive position to expand in the U.S. and compete globally.”

“We are committed to creating a high-performing combined business through a carefully managed integration plan executed by a select team from both companies,” said Jeff Storey, president and chief operating officer of Level 3. “We will begin integration planning immediately and bring an aggressive, disciplined approach to the process. After the closing, as we integrate the two operations and work to achieve our expected synergies, we will be dedicated to maintaining our focus on providing excellent customer service and growing our combined revenues.”

“The combination improves our balance sheet and credit profile immediately upon closing with further improvement as we achieve the benefits of integration. Additionally, the transaction accelerates the achievement of Level 3’s target leverage ratio of three to five times debt to Adjusted EBITDA,” said Sunit Patel, chief financial officer of Level 3. “Including the benefit of synergies and the cost of integration, we expect the transaction to be accretive to Level 3’s Free Cash Flow per share in 2013 and to give us the financial strength to capitalize on the many opportunities available in the global market.”

Benefits of the Transaction

Significant Synergy Opportunities

Through integration of the combined businesses, the transaction is expected to create substantial annualized Adjusted EBITDA synergies of approximately $300 million and annualized capital expenditure reduction of approximately $40 million. Level 3 expects to realize approximately two-thirds of the run rate Adjusted EBITDA synergies within 18 months of closing. The company estimates that the net present value of the potential synergies will be approximately $2.5 billion. Of the total expected synergies, approximately 39 percent are from network expense savings, approximately 49 percent from operating expense savings, and approximately 12 percent are from reductions in capital expenditures. The company expects to incur approximately $200 to $225 million of integration costs associated with this transaction. Approximately 55 percent of those costs are expected to be from operating expenses, and 45 percent are expected to be from capital expenditures to support integration activities.

Improved Financial Strength of Combined Business

Including the benefit of synergies and the cost of integration, the transaction is expected to be accretive to Level 3’s Free Cash Flow per share in 2013. As a result of potential revenue growth and synergies, over the longer term, Level 3 expects to have significant Free Cash Flow available for investment in high-return opportunities, including U.S. and international network expansions, and potential repurchase of the company’s securities.

Improvement to Level 3’s Credit Profile

The transaction is expected to improve Level 3’s credit profile as well as significantly strengthen the company’s balance sheet. On a pro forma basis and including the benefit of expected synergies, the ratio of net debt (including capital leases) to Adjusted EBITDA is expected to improve from 6.8x to 4.4x as of Dec. 31, 2010.

Expanded Global Footprint

Existing customers will benefit from expanded geographic reach and a combination of intercity networks and metro networks throughout North America, Latin America and Europe connected by extensive global subsea networks. The combined business will leverage Global Crossing’s long-term IRU’s on the PC1 and EAC cable systems, focusing on telecom operators based in Asia. The combined network will serve a worldwide customer set with owned network in more than 50 countries and reach to more than 70 countries.

Enhanced and Expanded Service Portfolio

The combined business will offer an extensive portfolio of transport, IP and data solutions, content delivery, data center, colocation and voice services, delivered globally. Global Crossing will bring important additions to Level 3’s service portfolio, including managed services, collaboration services and inter-continental virtual private networking capability. The combined service portfolio and distribution channels will allow Level 3 to better address the needs of enterprises, content providers, carriers and governments throughout North America, Latin America and Europe.

Expanded Enterprise Service Capabilities

Global Crossing’s enterprise service portfolio and proven sales expertise together with the improved cost structure and performance achievable by combining the extensive international, intercity and metro networks will enable opportunities for improved growth by giving enterprises better options to meet their local, national and international communications needs.

Committed Financing

Level 3 Financing, Inc., a wholly owned subsidiary of Level 3, has received committed financing for $1.75 billion in connection with this acquisition.

Voting Agreement and Stockholder Rights Agreement

In conjunction with this transaction, Level 3 has signed a Voting Agreement with ST Telemedia, the company which owns approximately 60 percent of Global Crossing’s stock, whereby ST Telemedia has agreed to vote its shares in favor of the transaction, subject to certain terms and conditions. Level 3 and ST Telemedia have also signed a Stockholder Rights Agreement, which becomes effective upon closing and which allows ST Telemedia to designate members to the Level 3 board of directors, proportionate to their stock ownership. In addition, the Stockholder Rights Agreement contains a standstill provision which imposes limitations on ST Telemedia’s ability to purchase or sell Level 3 common stock.

Approvals and Timing of Transaction

In addition to customary closing conditions, the transaction is subject to regulatory approvals relating to competition law, licensing, financing, and foreign ownership, including approvals by the U.S. Department of Justice, the U.S. Federal Communications Commission and other regulatory agencies in the U.S. and in countries where the companies do business. The transaction is also subject to the approval of the stockholders of each company. The transaction is expected to close before the end of this year.

Stockholder Rights Plan

Level 3 also announced separately today that it is adopting a Stockholder Rights Plan (Rights Plan). The Rights Plan is designed to protect Level 3’s federal Net Operating Losses (NOLs) from the effect of Internal Revenue Code Section 382, which can restrict the use of NOLs. The completion of the business combination with Global Crossing would move Level 3 significantly closer to the 50 percent ownership change outlined in Section 382, and increase the likelihood of a loss of Level 3’s valuable NOLs. The rights under the Rights Plan will expire under the circumstances described in the separate release announcing its adoption. In addition, Level 3’s board of directors intends, from time to time (and in particular upon the closing of the transaction), to consider whether maintaining the Rights Plan continues to be in the best interests of Level 3.

Advisors

BofA Merrill Lynch, Citi and Morgan Stanley acted as advisors to Level 3, and Rothschild provided a fairness opinion. Willkie Farr & Gallagher LLP acted as legal counsel to Level 3. Goldman, Sachs & Co. acted as financial advisor and Latham & Watkins acted as legal counsel to Global Crossing. Credit Suisse Securities (USA) LLC acted as financial advisor to ST Telemedia.

Conference Call and Webcast

Level 3 and Global Crossing will hold a joint investor and media conference call to discuss the announcement on April 11 at 9:00 a.m. EDT. To join the call, please dial 888-490-2763 or 719-325-2490, passcode: 9332976. A live webcast of the call can also be heard on Level 3’s website at http://lvlt.client.shareholder.com/events.cfm and at Global Crossing’s website at http://investors.globalcrossing.com. A replay of the call will run for 30 days from April 11, 2011 at 12:00 p.m. CDT until May 11, 2011 11:59 p.m. CDT. In order to access that call, please dial 888-203-1112 or 719-457-0820, replay passcode: 9332976.

About Level 3 Communications

Level 3 Communications, Inc. (NASDAQ: LVLT) is a leading international provider of fiber-based communications services. Enterprise, content, wholesale and government customers rely on Level 3 to deliver services with an industry-leading combination of scalability and value over an end-to-end fiber network. Level 3 offers a portfolio of metro and long-haul services, including transport, data, Internet, content delivery and voice. For more information, visit www.level3.com .

© Level 3 Communications, LLC.  All Rights Reserved.  Vyvx, Venuenet+, Level 3, Level 3 Communications and the Level 3 Communications Logo are either registered service marks or service marks of Level 3 Communications, LLC and/or one of its Affiliates in the United States and/or other countries.  Level 3 services are provided by wholly owned subsidiaries of Level 3 Communications, Inc.

About Global Crossing

Global Crossing (NASDAQ: GLBC) is a leading global IP, Ethernet, data center and video solutions provider with the world’s first integrated global IP-based network.  The company offers a full range of data, voice, collaboration, broadcast and media services delivered with superior customer service.

Global Crossing provides services to enterprises (including approximately 40 percent of the Fortune 500); government departments and agencies; and 700 carriers, mobile operators and ISPs.  It delivers converged IP services to more than 700 cities in more than 70 countries, and has 17 world-class data centers in major business centers around the globe.

Please visit www.globalcrossing.com for more information about Global Crossing.

Forward Looking Statements About Global Crossing

This press release contains statements about expected future events and financial results that are forward looking and subject to risks and uncertainties that could cause the actual results to differ materially, including: the failure to occur of any condition to the closing of the acquisition of Global Crossing by Level 3, including the failure to obtain a required approval or the experiencing of a material adverse effect by either company; the failure to achieve expected synergies from the acquisition; Global Crossing’s history of substantial operating losses and the fact that, in the near term, funds from operations will not satisfy cash requirements; the availability of future borrowings in an amount sufficient to pay Global Crossing’s indebtedness and to fund its other liquidity needs; legal and contractual restrictions on the inter-company transfer of funds by Global Crossing’s subsidiaries; Global Crossing’s ability to continue to connect its network to incumbent carriers’ networks or maintain Internet peering arrangements on favorable terms; the consequences of any inadvertent violation of Global Crossing’s Network Security Agreement with the U.S. Government; increased competition and pricing pressures resulting from technology advances and regulatory changes; competitive disadvantages relative to competitors with superior resources; political, legal and other risks due to Global Crossing’s substantial international operations; risks associated with movements in foreign currency exchange rates; risks related to restrictions on the conversion of the Venezuelan bolivar into U.S. dollars and to the resultant buildup of a material excess bolivar cash balance, which is carried on Global Crossing’s books at the official exchange rate, attributing to the bolivar a value that is significantly greater than the value that would prevail on an open market; potential weaknesses in internal controls of acquired businesses, and difficulties in integrating internal controls of those businesses with Global Crossing’s own internal controls; exposure to contingent liabilities; and other risks referenced from time to time in Global Crossing’s filings with the Securities and Exchange Commission. Global Crossing undertakes no duty to update information contained in this press release or in other public disclosures at any time.

About Singapore Technologies Telemedia

Singapore Technologies Telemedia (ST Telemedia) invests in and manages an innovative group of information-communications companies across the globe. Its core competencies are in mobile communications and global IP services. Key companies in the ST Telemedia group include Global Crossing, a leading global IP and Ethernet solutions provider with the world’s first integrated global IP-based network; eircom, one of Ireland’s largest telecommunications operators; U Mobile Sdn Bhd, Malaysia’s 3G operator; TeleChoice, a leading regional diversified provider and enabler of innovative communication solutions; ST Teleport, Asia’s leading full-service satellite communications solution provider; VNPT Global, the leading company of VNPT in international business and Asia Mobile Holdings which holds interests in StarHub, Singapore’s fully-integrated info-communication company; and Shenington Investments

Important Information For Investors And Stockholders

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  The proposed transaction will be submitted to the stockholders of Level 3, Inc. (“Level 3”) and the stockholders of Global Crossing Limited (“Global Crossing”) for their consideration.  Level 3 and Global Crossing will file a registration statement on Form S-4, a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC.  Level 3 and Global Crossing will each provide the final joint proxy statement/prospectus to its respective stockholders.  Investors and security holders are urged to read the registration statement and the joint proxy statement/prospectus and any other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to those documents, because they will contain important information about Level 3, Global Crossing and the proposed transaction.  Investors and security holders will be able to obtain a free copy of the registration statement and joint proxy statement/prospectus, as well as other filings containing information about Level 3 and Global Crossing free of charge at the SEC’s Web Site at http://www.sec.gov. In addition, the joint proxy statement/prospectus, the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus and the other documents filed with the SEC by Level 3 may be obtained free of charge by directing such request to:  Investor Relations, Level 3, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021 or from Level 3’s Investor Relations page on its corporate website at http://www.Level 3.com and the joint proxy statement/prospectus, the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus and the other documents filed with the SEC by Global Crossing be obtained free of charge by directing such request to: Global Crossing by telephone at (800) 836-0342 or by submitting a request by e-mail to glbc@globalcrossing.com or a written request to the Secretary, Wessex House, 45 Reid Street, Hamilton HM12 Bermuda or from Global Crossing’s Investor Relations page on its corporate website at http://www.globalcrossing.com.

Level 3, Global Crossing and their respective directors, executive officers, and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in favor of the proposed transactions from the stockholders of Level 3 and from the stockholders of Global Crossing, respectively.  Information about the directors and executive officers of Level 3 is set forth in the proxy statement on Schedule 14A for Level 3’s 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2011 and information about the directors and executive officers of Global Crossing is set forth in the proxy statement for Global Crossing’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on May 19, 2010. Additional information regarding participants in the proxy solicitation may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) statements about the benefits of the acquisition of Global Crossing by Level 3, including financial and operating results and synergy benefits that may be realized from the acquisition and the timeframe for realizing those benefits; Level 3’s and Global Crossing’s plans, objectives, expectations and intentions and other statements contained in this communication that are not historical facts; and (ii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning.

These forward-looking statements are based upon management’s current beliefs or expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies and third-party approvals, many of which are beyond our control. The following factors, among others, could cause actual results to differ materially from those expressed or implied in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Amalgamation among Level 3, Global Crossing and Global Crossing Amalgamation Sub, Ltd. (the “Amalgamation Agreement”); (2) the inability to complete the transactions contemplated by the Amalgamation Agreement due to the failure to obtain the required stockholder approvals, (3) the inability to satisfy the other conditions specified in the Amalgamation Agreement, including without limitation the receipt of necessary governmental or regulatory approvals required to complete the transactions contemplated by the Amalgamation Agreement; (4) the inability to successfully integrate the businesses of Level 3 and Global Crossing or to integrate the businesses within the anticipated timeframe; (5) the risk that the proposed transactions disrupt current plans and operations, increase operating costs and the potential difficulties in customer loss and employee retention as a result of the announcement and consummation of such transactions; (6) the ability to recognize the anticipated benefits of the combination of Level 3 and Global Crossing, including the realization of revenue and cost synergy benefits; and to recognize such benefits within the anticipated timeframe; (7) the outcome of any legal proceedings that may be instituted against Level 3, Global Crossing or others following announcement of the Amalgamation Agreement and transactions contemplated therein; and (8) the possibility that Level 3 or Global Crossing may be adversely affected by other economic, business, and/or competitive factors.

Other important factors that may affect Level 3’s and the combined business’ results of operations and financial condition include, but are not limited to: the current uncertainty in the global financial markets and the global economy; a discontinuation of the development and expansion of the Internet as a communications medium and marketplace for the distribution and consumption of data and video; disruptions in the financial markets that could affect Level 3’s ability to obtain additional financing, and the company’s ability to: increase and maintain the volume of traffic on its network; develop effective business support systems; manage system and network failures or disruptions; develop new services that meet customer demands and generate acceptable margins; defend intellectual property and proprietary rights; adapt to rapid technological changes that lead to further competition; attract and retain qualified management and other personnel; successfully integrate acquisitions; and meet all of the terms and conditions of debt obligations.

Additional information concerning these and other important factors can be found within Level 3’s and Global Crossing’s respective filings with the SEC, which discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. Statements in this communication should be evaluated in light of these important factors.  The forward-looking statements in this communication speak only as of the date they are made. Except for the ongoing obligations of Level 3 and Global Crossing to disclose material information under the federal securities laws, neither Level 3 nor Global Crossing undertakes any obligation to, and expressly disclaim any such obligation to, update or alter any forward-looking statement to reflect new information, circumstances or events that occur after the date such forward-looking statement is made unless required by law.

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Contact Information

Level 3 Media Contact:	Level 3 Investor Contact:
Josh Howell	Mark Stoutenberg
Media.Relations@level3.com	Investor.Relations@level3.com
+ 1 720-888-3912	+ 1 720-888-1662

Global Crossing Media Contact:	Global Crossing Investor Contact:
Michael Schneider	Mark Gottlieb
+ 1 973-937-0146	+ 1 800-836-0342
Michael.Schneider@globalcrossing.com	glbc@globalcrossing.com

Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing a reconciliation of non-GAAP financial metrics to the most directly comparable GAAP measure.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis, independently of regularly reported non-cash charges and infrequent or unusual events.

Combined Total Revenue is defined as combined total revenue from the Consolidated Statements of Operations as filed in each company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Communications Revenue is defined as communications revenue from Level 3 Communications’ Consolidated Statements of Operations.

Adjusted EBITDA is defined as net income (loss) from the Consolidated Statements of Operations before income taxes, total other income (expense), non-cash impairment charges, depreciation and amortization and non-cash stock compensation expense.

Adjusted EBITDA plus Estimated Synergies is defined as Adjusted EBITDA plus the estimated synergies resulting from the combination.

Total Debt, including Capital Leases is defined as the current and long-term portions of debt and obligations under capital leases as reported in the Consolidated Balance Sheets filed in each company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Cash and Cash Equivalents is defined a the total cash and cash equivalents reported as a component of current assets in the Consolidated Balance Sheets as filed in each company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Debt to Adjusted EBITDA Ratio is defined as Total Debt, including Capital Leases divided by Adjusted EBITDA.

Net Debt to Adjusted EBITDA Ratio is defined as Total Debt, including Capital Leases reduced by the Cash and Cash Equivalents, divided by Adjusted EBITDA.

	Year Ended December 31, 2010
Combined Revenue ($ in millions)	Level 3 Communications	Global Crossing	Combined

Revenue:
Communications	$3,591	$2,609	$6,200
Coal	60	—	60
Total Revenue	$3,651	$2,609	$6,260

	Year Ended December 31, 2010
Adjusted EBITDA Metrics	Level 3 Communications			Global Crossing
($ in millions)	Communications	Other	Consolidated	Consolidated	Combined

Net Loss applicable to common shareholders	$(617)	$(5)	$(622)	$(176)	$(798)
Preferred Stock Dividends	—	—	—	4	4
Income Tax Benefit	(91)	—	(91)	(5)	(96)
Total Other (Income) Expense	620	3	623	240	863
Depreciation and Amortization	870	6	876	337	1,213
Non-cash Stock Compensation	67	—	67	20	87
Adjusted EBITDA	$849	$4	$853	$420	$1,273

Estimated Synergies					$300

Adjusted EBITDA plus Estimated Synergies					$1,573

	Year Ended December 31, 2010
Adjusted EBITDA Ratios ($ in millions)	Level 3 Communications	Global Crossing	Combined	Combined with Synergies

Total Debt, including capital leases	$6,448	$1,461	$7,909	$7,909
Cash and cash equivalents	(616)	(372)	(988)	(988)
Net Debt	$5,832	$1,089	$6,921	$6,921

Adjusted EBITDA	$853	$420	$1,273	$1,573

Debt to Adjusted EBITDA Ratio	7.56	3.48	6.21	5.03

Net Debt to Adjusted EBITDA Ratio	6.84	2.59	5.44	4.40

Management believes that Adjusted EBITDA and Adjusted EBITDA plus Estimated Synergies are relevant and useful metrics to provide to investors, as they are an important part of the company’s internal reporting and are key measures used by Management to evaluate profitability and operating performance of the company and to make resource allocation decisions.  Management believes such measures are especially important in a capital-intensive industry such as telecommunications.  Management also uses Adjusted EBITDA and Adjusted EBITDA plus Estimated Synergies to compare the company’s performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses.  Adjusted EBITDA excludes non-cash impairment charges and non-cash stock compensation expense because of the non-cash nature of these items.  Adjusted EBITDA also excludes interest income, interest expense and income taxes because these items are associated with the company’s capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses reflect the impact of capital investments which management believes should be evaluated through free cash flow.  Adjusted EBITDA excludes the gain

(or loss) on extinguishment of debt and other, net because these items are not related to the primary operations of the company.

There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from the company’s calculations.  Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash impairment charges, non-cash stock compensation expense, the gain (or loss) on extinguishment of debt and net other income (expense).  Adjusted EBITDA and Adjusted EBITDA plus Estimated Synergies should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Consolidated Statements of Cash Flows in each company’s Annual Report on Form 10-K for the year ended December 31, 2010. Management believes that Free Cash Flow and Free Cash Flow plus Estimated Synergies are relevant metrics to provide to investors, as it is an indicator of the company’s ability to generate cash to service its debt. Free Cash Flow excludes cash used for acquisitions and principal repayments.

There are material limitations to using Free Cash Flow to measure the company against some of its competitors as Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. This financial measure should not be used as a substitute for net change in cash and cash equivalents on the Consolidated Statements of Cash Flows.

	Year Ended December 31, 2010
Free Cash Flow ($ in millions)	Level 3 Communications	Global Crossing	Combined	Combined with Synergies

Net Cash Provided by Operating Activities	$339	$183	$522	$822
Capital Expenditures	(436)	(167)	(603)	(563)
Free Cash Flow	$(97)	$16	$(81)	$259